FILED# C25566-99

        OCT 14 1999
     IN THE OFFICE OF
             /s/
DEAN HELLER SECRETARY OF STATE



                            ARTICLES OF INCORPORATION

                                       OF

                           OREX MINERALS CORPORATION

     FIRST: The name of this corporation is:

                           OREX MINERALS CORPORATION

     SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

     THIRD: The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada;

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of -the State of Nevada.

     FOURTH: The total authorized capital stock of the corporation is 50,000,000 shares of common stock with a par value of $.0001.

     FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased. in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

     The name and post office address of the .first board of directors, which shall be one in number, is as follows:

NAME                POST OFFICE ADDRESS

Gregory Finney      2121 Ponce De Leon Blvd. Suite 510
                    Coral Gables, FL 33134

     SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

NAME                POST OFFICE ADDRESS

Lamont W. Jones     1013 Centre Road
                    Wilmington, DE 19805

     EIGHTH: The corporation is to have perpetual existence.

     NINTH: In furtherance and not in limitation of the powers` conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

     TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this thirteenth day of October, A.D. 1999.

                                                  /s/
                                                  Lamont W. Jones, Incorporator

STATE OF DELAWARE    )
                         SS
COUNTY OF NEW CASTLE )

     On this thirteenth day of October, A.D., 1999, before me a Notary Public, personally appeared, Lamont W. Jones, who severally acknowledged that he/she executed the above instrument.


                                                       /s/
                                                  Notary Public
                                                Elizabeth A Dawson
                                     My Commission Expires May 17, 2001

                           CERTIFICATE OF ACCEPTANCE

                                       OF

                         APPOINTMENT OF RESIDENT AGENT

     I, Lamont W. Jones, Authorized Representative, on behalf of CSC Services of Nevada, Inc. hereby accepts appointment as Resident Agent of the above-named corporation.


          /s/                                   October 13, 1999
Authorized Representative

                               SECRETARY OF STATE
                                     /seal/

                             OF THE STATE OF NEVADA

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that OREX MINERALS CORPORATION did on October 14,1999 file in this office the original Articles of Incorporation; that said Articles are now o n file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required b y the law of said State of Nevada.

                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on October 15, 1999.


                                                /s/

                                                      Secretary of State

/seal/                                       By      /s/
                                                      Certification Clerk